                                                                    Exhibit 4.22

                THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

                                                                December 2, 2002

     FOR VALUE RECEIVED, the undersigned, CORNERSTONE REALTY INCOME TRUST, INC., a corporation organized under the laws of Virginia ("Cornerstone") and CRIT-NC, LLC, a limited liability company organized under the laws of Virginia ("CRIT-NC" and together with Cornerstone, the "Borrowers") hereby jointly and severally promise to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) (the "Bank"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the amount of the Bank's Commitment (as defined in the Credit Agreement referred to below), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Bank under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in
Article IV of the Credit Agreement.

     This Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of December 12, 2000 (as amended, modified, renewed, restated, replaced or extended from time to time, the "Credit Agreement"), by and among the Borrowers, each Additional Borrower that may become party thereto, the lenders (including the Bank) party thereto (the "Lenders") and Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent (the "Administrative Agent"). The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

     The Borrowers agree to pay on demand all costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

     Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

     THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

     The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     This Note is given in modification, replacement and restatement of, but not extinguishment of the unpaid indebtedness evidenced by, that certain Second Amended and

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Restated Revolving Credit Note dated as of October 17, 2002 made by the
Borrowers payable to the order of the Bank. This Note modifies and replaces, but does not repay, said Second Amended and Restated Revolving Credit Note dated as of October 17, 2002, and all indebtedness formerly evidenced by said Second Amended and Restated Revolving Credit Note dated as of October 17, 2002 and unpaid on the date hereof shall now be evidenced by this Note, and as of the date hereof, said Second Amended and Restated Revolving Credit Note dated as of October 17, 2002 shall no longer evidence said outstanding indebtedness. This Note shall not be considered to be a novation of said Second Amended and Restated Revolving Credit Note dated as of October 17, 2002 as this Note evidences the same indebtedness.

         IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed under seal by duly authorized officers thereof as of the day and year first above written.

                                CORNERSTONE REALTY INCOME TRUST, INC.,
                                a Virginia corporation

[CORPORATE SEAL]

                                By:       /s/ Stanley J. Olander, Jr.
                                         ---------------------------------------
                                Name:     Stanley J. Olander, Jr.
                                         ---------------------------------------
                                Title:   Executive Vice President
                                         ---------------------------------------



[CORPORATE SEAL]                CRIT-NC, LLC,
                                a Virginia limited liability company

                                By:  CORNERSTONE REALTY INCOME TRUST, INC.,
                                a Virginia corporation , its sole Member/Manager

                                         By:        /s/ Stanley J. Olander, Jr.
                                                  ------------------------------
                                         Name:      Stanley J. Olander, Jr.
                                                  ------------------------------
                                         Title:   Executive Vice President
                                                  ------------------------------


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